STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is made effective as of this 19TH day of September, 1997, by and between Chelsea Capital Corporation ("Chelsea"), a Delaware corporation whose address is c/o H. Leah Hansen, P.O. Box 1459, La Jolla, CA 92038-1459 and TAC, Inc. ("TAC"), a Utah corporation whose address is 268 West 400 South, Salt Lake City, UT 84101, with respect to the following:

                                    RECITALS

         WHEREAS, in exchange for Chelsea delivering to TAC all of the issued and outstanding stock of Vale Terrace Corporation ("Vale"), a Delaware corporation whose address is c/o H. Leah Hansen, P.O. Box 1459, La Jolla, CA 92038-1459, and whose sole asset is an office building located at 956 Vale Terrace Drive, Vista, San Diego County, California ("the Property"), TAC agrees to deliver to Chelsea a certain number of shares of TAC Common Stock having a value of approximately One Hundred Forty Thousand Dollars ($140,000.), determined by dividing $140,000 by the bid price as of the Closing Date hereunder.

                                    AGREEMENT

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties have agreed as follows:

1.       Representations and Warranties of Chelsea

         Chelsea represents and warrants as follows:

                  (i) Chelsea is a corporation duly organized, and validly existing under the laws of the state of Delaware.

                  (ii) Chelsea acknowledges that the receipt of Common Stock as compensation involves a high degree of risk and further acknowledges that it can bear the economic risk of compensation in Common Stock;

                  (iii) Chelsea understands and acknowledges that the Common Stock being issued pursuant to this Agreement will be issued in reliance on specific exemptions from registration requirements of federal and state securities laws and that TAC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Chelsea set forth herein in order to determine the applicability of such exemptions and the suitability of Chelsea to acquire the Common Stock;

                  (iv) Chelsea is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of receiving Common Stock, and to make an informed decision relating thereto. Further, it is an "accredited investor" as defined in the Securities Act of 1933;

                  (v) Chelsea has consulted its own investment and/or legal advisors in entering this Agreement;

                  (vi) Chelsea understands that in the view of the Securities and Exchange Commission the statutory basis for the exemption claimed for this transaction would not be present if the offering of Common Stock or option to purchase Common Stock is part of a scheme or plan to evade the registration provisions of the Securities Act of 1933. Chelsea confirms that this transaction is not part of any such plan or scheme.

                  (vii) Chelsea is not an underwriter of, or dealer in, the Common Stock and it is not participating, pursuant to a contractual agreement, in the distribution of the Common Stock.

                   (viii) Chelsea hereby acknowledges that it has been provided with audited financial statements of TAC for the years ending December 31, 1995 and 1996, as well as such other documents as Chelsea considers necessary in acquiring the shares of TAC pursuant to this transaction. Chelsea further acknowledges that it has been afforded the opportunity to inspect or request such further documents as may be necessary to make an informed decision concerning whether or not to accept TAC shares pursuant to this Agreement.

2.       Representations of TAC

         TAC represents and warrants as follows:

                  (i) The Company is a corporation duly organized and validly existing under the laws of the State of Utah.

                  (ii) TAC has all necessary corporate power and authority under the laws of Utah and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on business as now being conducted, and to execute and deliver and carry out the provisions of this Agreement.

                  (iii) All corporate action on the part of TAC required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares will have been duly and effectively taken. Upon execution and delivery, this agreement will constitute a valid and binding obligation of TAC, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

3. Transfer of TAC Common Stock. The shares to be issued hereunder shall be issued in compliance with the exemption from Federal registration provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933 and exemptions from applicable state registration. Chelsea hereby agrees to obtain an opinion of independent counsel, satisfactory to the counsel of TAC, to the effect that the resale of such shares is permitted under applicable state or federal law, before offering and selling the Common Stock to be transferred to it under this Agreement.

4. Exemption; Reliance on Representations. Chelsea understands that the TAC Common Stock has not been registered under the Securities Act of 1933 and that TAC is relying on the representations, warranties and agreements of Chelsea made herein.

 5. Transfer Agent Instructions. TAC's transfer agent will be instructed to issue one or more stock certificates representing the Common Stock in the name of Chelsea and bearing the following legend:

         The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the"Act"), nor qualified under the securities laws of any states, and have been issued in reliance upon exemptions from such registration and qualification for non-public offerings. Accordingly, the sale, transfer, pledge, hypothecation, and or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement or exemption under the Act and qualification under applicable State securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to the Issuer, to the effect that such registration or exemption and qualification are not required.

         TAC represents that these Shares shall be freely transferable on the books and records of TAC subject to compliance with applicable securities laws.

6. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made respectively by TAC and Chelsea in this Agreement shall survive the closing of the transaction called for hereunder.

7. Official Notices: All official communications or legal notices shall be given in writing by registered or certified mail, addressed to the respective party at the postal address or other address(es) as each party may hereafter designate in writing, or when sent by facsimile transmission, charges prepaid. The present addresses of the parties are as follows:

                                    TAC, Inc.
                               268 West 400 South
                           Salt Lake City, Utah 84101
                                 (801) 575-8073
                               (801) 575-8092 fax

                                      AND,

                           Chelsea Capital Corporation
                               c/o H. Leah Hansen
                              Post Office Box 1459
                         La Jolla, California 92038-1459
                           (619) 622-9105 Tel and fax

8. Miscellaneous. The following miscellaneous provisions, standard to agreements of this nature, are made part hereof.

          a. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement.

         b. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. The parties may not transfer or assign all or any part of their rights or obligations except to the extent expressly permitted by this Agreement.

         c. This Agreement constitutes the entire agreement and understanding between the parties and supersedes any and all agreements heretofore made between them. It may not be modified or amended except in writing signed by both parties.

         d. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

         e. This agreement shall be interpreted by the laws of the State of California.

         f. This agreement may be executed in one or more counterparts, including electronic mail or facsimile, each of which may be considered an original copy hereof.

9. Closing. The closing hereunder shall take place not later than September 23, 1997 at such time and place as the parties mutually agree to. At Closing, Chelsea shall deliver to TAC one or more certificates (or other proof of ownership) evidencing the transfer of the Vale stock, as well as any assignments, letters of instruction or other instruments which may be necessary, desirable or appropriate in order to transfer the Vale shares to TAC. At Closing, TAC shall issue and deliver to Chelsea one or more certificates evidencing the TAC Common Stock, as well as any assignments, letters of instruction or other instruments which may be necessary, desirable or appropriate in order to transfer the TAC shares to Chelsea.

         a. Conditions precedent to Closing. TAC's obligations hereunder are subject to the following conditions precedent being met:

                  (i)      TAC's  agents  have  the  opportunity  to  thoroughly
                           inspect the Property and make a reasonable determination the Property is as was represented by Chelsea.

                  (ii) Subject to Section 9.c. (vi) herein, at Closing Chelsea shall satisfy the existing First Deed of Trust and carry back as Beneficiary under a new First Deed of Trust a loan amount of $400,000., bearing interest at the annual rate of Ten (10) per cent, with interest only payable monthly and the unpaid principal balance due July 29, 1998.

                  (iii) Chelsea will provide to TAC secondary financing in the sum of $560,000. for a term of seven (7) years, with interest at the annual rate of Seven (7) per cent, payable as follows: at Closing a number of shares of TAC Common Stock at the bid price equal to four (4) years of interest in advance. The TAC Common Stock shall be as provided for in Sections 3, 4 and 5 herein. After completion of the fourth (4th) year, interest only shall be payable by TAC monthly in cash. The unpaid balance of principal and any interest shall be convertible into Common Stock of TAC at the bid price less a discount of Thirty (30) per cent after Seven (7) years. The sole security for this loan is the Property.

                  (iv) Prior written consent by Vozza Enterprises, Inc., landlord under the ground lease, accepting TAC as ground lessee and as mortgagor under Section 9.c.
                           (ii), as required by the terms of the December 23, 1982 Ground Lease and any amendments thereto.

                  (v) Resolutions by the boards of directors of TAC and Chelsea ratifying this transaction.

                  (vi) Chelsea will lease back the Property from TAC for a period of one (1) year on a triple net basis, including all payments due under the Ground Lease and the First Deed of Trust. The purpose herein is to guarantee break even cash flow.

                  (vii) Chelsea and TAC will become parties to a standard set of Escrow Instructions prepared by Chicago Title Insurance Company or , in the alternative, Chelsea will represent and warrant that as of the Closing Date hereunder there are no liens or encumbrances of any kind whatsoever affecting the Property, beyond those referred to in this agreement.

                  (viii)   Further,  Chelsea  represents and warrants that there
                           will  be  no   environmental   or  other   violations
                           affecting the Property as of the Closing Date.

                  (ix) Agreement by Chelsea to subordinate its interest to any future First Deed of Trust financing obtained by TAC.

                  (x)      Chelsea   will   deliver   to   TAC   an   Investment
                           Representation Letter in the form attached hereto.

                  (xi) Chelsea will deliver to TAC all of the corporate books and records of Vale.

                  (xii) Chelsea will deliver to TAC the resignations of all current officers and directors of Vale.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TAC, Inc.                                    Chelsea Capital Corporation

/s/ Richard Surber                           /s/
  Richard Surber, President